Exhibit 99.2

GLASSBRIDGE ENTERPRISES, INC.

 CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2018

(In millions, except per share amounts)

	As Reported (Unaudited)	Divestiture in Nexsan (Unaudited)	Pro Forma (Unaudited)
Assets
Current assets:
Cash and cash equivalents	5.3	(0.7)	4.6
Accounts receivable, net	5.4	(5.4)	-
Inventories	2.7	(2.7)	-
Other current assets	2.2	(1.5)	0.7
Current assets of discontinued operations	1.6	-	1.6
Total current assets	17.2	(10.3)	6.9
Property, plant and equipment, net	0.5	(0.5)	-
Intangible assets, net	7.3	-	7.3
Other assets	7.0	(0.6)	6.4
Non-current assets of discontinued operations	1.5	-	1.5
Total assets	33.5	(11.4)	22.1
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	5.3	(5.0)	0.3
Other current liabilities	15.5	(8.9)	6.6
Current liabilities of discontinued operations	6.2	-	6.2
Total current liabilities	27.0	(13.9)	13.1
Other liabilities	28.0	(4.0)	24.0
Other liabilities of discontinued operations	8.3		8.3
Total liabilities	63.3	(17.9)	45.4
Shareholders’ deficit:
Preferred stock, $.01 par value, authorized 25 million shares, none issued and outstanding	-	-	-
Common stock, $.01 par value, authorized 10 million shares, 5.7 million issued at June 30, 2018; 5.7 million issued at December 31, 2017	0.1	-	0.1
Additional paid-in capital	1,048.8	-	1,048.8
Accumulated deficit	(1,030.2)	1.5	(1,028.7)
Accumulated other comprehensive loss	(18.9)	-	(18.9)
Treasury stock, at cost: 0.5 million shares at June 30, 2018; 0.6 million shares at December 31, 2017	(24.6)	-	(24.6)
Total GlassBridge Enterprises, Inc. shareholders’ deficit	(24.8)	1.5	(23.3)
Noncontrolling interest	(5.0)	5.0	-
Total shareholders’ deficit	(29.8)	6.5	(23.3)
Total liabilities and shareholders’ deficit	33.5	(11.4)	22.1

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

	Six Months Ended June 30, 2018
	As Reported (Unaudited)	Divestiture in Nexsan (Unaudited)	Pro Forma (Unaudited)
Net revenue	17.4	(17.4)	-
Cost of goods sold	8.6	(8.6)	-
Gross profit	8.8	(8.8)	-
Operating expenses:			-
Selling, general and administrative	9.9	(6.7)	3.2
Research and development	1.9	(1.9)	-
GBAM Fund expenses	0.2	-	0.2
Restructuring and other	0.1	-	0.1
Total operating expenses	12.1	(8.6)	3.5
Operating loss from continuing operations	(3.3)	(0.2)	(3.5)
Other income (expense):			-
Interest expense	(0.2)	-	(0.2)
Net gain (loss) from GBAM Fund activities	(0.5)	-	(0.5)
Other income (expense), net	0.5	(0.1)	0.4
Total other income (expense)	(0.2)	(0.1)	(0.3)
Loss from continuing operations before income taxes	(3.5)	(0.3)	(3.8)
Income tax benefit (provision)	(0.1)	0.1	-
Loss from continuing operations	(3.6)	(0.2)	(3.8)
Gain from discontinued operations, net of income taxes	0.3	-	0.3
Net loss including noncontrolling interest	(3.3)	(0.2)	(3.5)
Less: Net loss attributable to noncontrolling interest	(0.3)	0.3	-
Net loss attributable to GlassBridge Enterprises, Inc.	(3.0)	(0.5)	(3.5)

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

	Twelve Months Ended December 31, 2017
	As Reported (Historical)	Divestiture in Nexsan (Unaudited)	Pro Forma (Unaudited)
Net revenue	36.5	(36.5)	-
Cost of goods sold	19.8	(19.8)	-
Gross profit	16.7	(16.7)	-
Operating expenses:			-
Selling, general and administrative	29.0	(20.6)	8.4
Research and development	8.1	(8.1)	-
GBAM Fund expenses	0.5	-	0.5
Impaired charges:
Goodwill	3.8	(3.8)	-
Intangible assets	2.7	(2.7)	-
Restructuring and other	1.9	(2.0)	(0.1)
Total operating expenses	46.0	(37.2)	8.8
Operating loss from continuing operations	(29.3)	20.5	(8.8)
Other income (expense):			-
Interest expense	-		-
Net gain (loss) from GBAM Fund activities	1.2	-	1.2
Other income (expense), net	(0.6)	0.1	(0.5)
Total other income (expense)	0.6	0.1	0.7
Loss from continuing operations before income taxes	(28.7)	20.6	(8.1)
Income tax benefit (provision)	5.8	(0.1)	5.7
Loss from continuing operations	(22.9)	20.5	(2.4)
Gain from discontinued operations, net of income taxes	4.3	-	4.3
Net loss including noncontrolling interest	(18.6)	20.5	1.9
Less: Net loss attributable to noncontrolling interest	(10.2)	10.2	-
Net gain (loss) attributable to GlassBridge Enterprises, Inc.	(8.4)	10.3	1.9